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Exhibit (a)

RIO TINTO LIMITED

AND

JPMORGAN CHASE BANK, N.A.

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Deposit Agreement

Dated as of June 6, 1989

Amended as of August 1, 1989

Further Amended and Restated as of June 2, 1992

Further Amended and Restated as of June , 2005

i

ii

AMENDED AND RESTATED DEPOSIT AGREEMENT

        AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of June , 2005, among RIO TINTO LIMITED (ABN 96 004 458 404), incorporated under the laws of Victoria, Australia (herein called the "Company"), JPMORGAN CHASE BANK, NA, a national banking association organized under the laws of the United States of America (herein called the "Depositary"), and all Owners and holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH

        WHEREAS, the Company and The Bank of New York entered into a Deposit Agreement dated as of June 6, 1989, as amended as of August 1, 1989 and as further amended and restated as of June 2, 1992 (the "Old Deposit Agreement") to provide for the deposit of Shares of the Company with The Bank of New York or with the Custodian as agent of The Bank of New York for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

        WHEREAS, pursuant to the terms of Section 5.04 of the Old Deposit Agreement, the Company has removed The Bank of New York as depositary and has appointed JPMorgan Chase Bank, N.A. as successor depositary thereunder;

        WHEREAS, the Company and JPMorgan Chase Bank, N.A., in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

        WHEREAS, the Company desires to further provide, as hereinafter set forth in this Deposit Agreement, for the continued deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary (as hereinafter defined) or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

        WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

        WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

        NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I.

DEFINITIONS

        The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

        Section 1.01    Company.

        The term "Company" shall mean Rio Tinto Limited, incorporated under the laws of the State of Victoria, Australia, and its successors.

        Section 1.02    Depositary; Principal Office.

        The term "Depositary" shall mean JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America and any successor as depositary hereunder. The term "Principal Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this amended and restated Agreement is 4 New York Plaza, New York, New York, 10004.

        Section 1.03    Custodians.

        The term "Custodian" shall mean the Melbourne, Victoria, Australia office of Westpac Banking Corporation, and, as agent of the Depositary, any other firm or corporation in the Commonwealth of Australia which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and the term "Custodians" shall mean all of them, collectively.

        Section 1.04    Deposit Agreement.

        The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

        Section 1.05    Rio Tinto Shares.

        The term "Rio Tinto Shares" shall mean Shares in registered form of the Company and shall include the rights to receive such Shares.

        Section 1.06    Deposited Securities.

        The term "Deposited Securities" as of any time shall mean Rio Tinto Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

        Section 1.07    Receipts; Direct Registration Receipts.

        The term "Receipts" shall mean the American Depositary Receipts issued hereunder representing American Depositary Shares. Receipts may, but need not be, in physical certificated form. Receipts in physical certificated form shall be in substantially the form of Exhibit A hereto, as the same may be amended from time to time in accordance with the provisions hereof. The term "Direct Registration Receipts" means a Receipt, the ownership of which is recorded on the Direct Registration System. References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires.

        Section 1.08    American Depositary Shares.

        The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall, subject to Sections 4.03, 4.06 and 4.08, represent four Rio Tinto Shares.

        Section 1.09    Owner.

        The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

        Section 1.10    Dollars.

        The term "Dollars" shall mean United States dollars.

        Section 1.11    Securities Act of 1933.

        The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

        Section 1.12    Securities Exchange Act of 1934.

        The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934 as from time to time amended.

        Section 1.13    Commission.

        The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

        Section 1.14    Australian Registrar.

        The term "Australian Registrar" shall mean Computershare Investor Services PTY LTD., GPO Box 2975, Melbourne, Australia 3000, a company organized under the laws of the State of Victoria, Commonwealth of Australia, which carries out the duties of registrar for the Shares of the Company or any successor as registrar for the Shares of the Company.

        Section 1.15    Deliver, Execute, Issue, Register, Surrender, Transfer, or Cancel.

        The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration Receipts, refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

        Section 1.16    Direct Registration System.

        "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

        Section 1.17    Receipt register.

        The term "Receipt register" means the register maintained by the Depositary for the registration of transfer, combination and split-up of Receipts, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

ARTICLE II.

FORM OF RECEIPTS, DEPOSIT OF RIO TINTO SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

        Section 2.01    Form and Transferability of Receipts.

        Definitive Receipts in certificated form shall be engraved, printed or lithographed (and on steel engraved borders if required by any exchange on which Receipts are listed) and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. No Receipt in certificated form shall be entitled to any benefits under this Deposit

Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a registrar shall have been appointed to register Receipts or transfers of Receipts, by the manual signature of a duly authorized officer of such registrar. Receipts in certificated form bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of such Receipts.

        Receipts in certificated form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Company or as required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise. Notwithstanding anything in this Deposit Agreement or in the Receipts to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Owner. Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

        Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of Receipts in certificated form) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

        Section 2.02    Deposit of Rio Tinto Shares.

        Subject to the terms and conditions of this Deposit Agreement, Rio Tinto Shares or evidence of rights to receive Rio Tinto Shares may be deposited by delivery thereof to the Depositary or any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Depositary or the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement and, if the Depositary requires, together with a written order directing the Depositary to issue to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Rio Tinto Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the Commonwealth of Australia, if any, which is then performing the function of the regulation of currency exchange. The Depositary shall be entitled to require that any person presenting Rio Tinto Shares for deposit (a "depositor") execute an agreement or assignment in form reasonably satisfactory to the Depositary transferring to the Custodian any rights to dividends or any other rights attaching at the date of such deposit to the Rio Tinto Shares deposited and providing for the prompt transfer to the Custodian of any moneys or other property received by virtue of rights attaching at the date of such deposit to the Rio Tinto Shares deposited by the depositor or the person in whose name the Rio Tinto Shares presented for deposit are, at the date of such deposit, registered.

        At the request and risk and expense of any Owner, and for the account of such Owner, the Depositary may receive certificates for Rio Tinto Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Rio Tinto Share certificates to the Custodian for deposit hereunder.

        Upon each delivery to the Custodian of a certificate or certificates for Rio Tinto Shares to be deposited hereunder, together with the other documents above specified, the Depositary shall cause the Custodian, as soon as transfer and recordation can be accomplished, to present such certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Rio Tinto Shares, which may but need not be the Australian Registrar), for transfer and recordation of the Rio Tinto Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

        Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

        The Depositary shall ensure that either the Depositary or the Custodian or the nominee of the Depositary or Custodian shall at all times be the registered holder of the Deposited Securities, subject to the terms and conditions of this Deposit Agreement and the Constitution of the Company as amended from time to time, and the Depositary shall be fully liable to the Company for the acts or omissions of any such nominee to the same extent as if such acts or omissions were those of the Depositary. The Depositary shall notify the Company of the name of any nominee as soon as practicable, and upon any change in such name.

        Section 2.03    Execution and Delivery of Receipts.

        Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder, together with any other documents required as hereinafter specified, the Depositary shall cause the Custodian to notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be represented thereby calculated as provided in this Deposit Agreement. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, or upon the receipt of Rio Tinto Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and representing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts specified in Exhibit B or as changed pursuant to Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities, and if, when the Depositary shall otherwise be required or authorized to execute or deliver a Receipt or Receipts, the Rio Tinto Shares presented for deposit shall not have been registered in the name of the Depositary or its nominee or the Custodian or its nominee, the Depositary shall be entitled to delay such execution and delivery until the Depositary shall have received an acknowledgment or other evidence from the Company, or otherwise, reasonably satisfactory to the Depositary, that such registration has been effected.

        Section 2.04    Transfer of Receipts; Combination and Split-up of Receipts.

        The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers in the Receipt register from time to time of Receipts, upon receipt at any of its designated transfer offices of proper instruments of transfer or upon any surrender of a Receipt, by the Owner in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute and deliver a new Receipt or Receipts to or upon the order of the person entitled thereto as such person may request.

        The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts replaced. At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

        After consultation with the Company, the Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders or Owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary. The Depositary shall be fully liable to the Company for the acts and omissions of each co-transfer agent only to the same extent as if such acts or omissions were those of the Depositary.

        Section 2.05    Surrender of Receipts and Withdrawal of Shares.

        Upon surrender, if applicable, at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the surrender of Receipts specified in Exhibit B or as changed pursuant to Section 5.09, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

        A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, any Owner requesting a withdrawal of Deposited Securities shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the Melbourne, Victoria, Australia office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

        At the request, risk and expense of any Owner requesting a withdrawal of Deposited Securities, and for the account of such Owner, the Depositary shall direct the Custodian to forward a certificate or certificates and other proper documents of title for such Deposited Securities to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

        Section 2.06    Limitations on Issuance, Execution, Delivery, Transfer and Surrender of Receipts.

        As a condition precedent to the issuance, execution, delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of Shares, the presentor of the Receipt or the Owner requesting a withdrawal of Deposited Securities of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Rio Tinto Shares being deposited or withdrawn) and payment of any applicable fees as provided in Exhibit B or as agreed by the Company, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may reasonably establish consistent with the provisions of this Deposit Agreement.

        The delivery of Receipts against deposits of Rio Tinto Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the Receipt register is closed, or if any such action is, in good faith, deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, subject to the provisions of Section 7.07. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Rio Tinto Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Rio Tinto Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws in the United States.

        Section 2.07    Lost Receipts, etc.

        In case any Receipt in certificated form shall be mutilated, destroyed, lost or stolen, the Depositary shall, as the Owner may request, issue a new Receipt through the Direct Registration system or execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

        Section 2.08    Cancellation and Destruction of Surrendered Receipts.

        All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts in certificated form so cancelled.

        Section 2.09    Pre-Release of Receipts.

        The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Rio Tinto Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

        Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Rio Tinto Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such

Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Rio Tinto Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Rio Tinto Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Rio Tinto Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Rio Tinto Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Rio Tinto Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Rio Tinto Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Rio Tinto Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

        The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE III.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

        Section 3.01    Filing Proofs, Certificates and Other Information.

        Any person presenting Rio Tinto Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of the number of Rio Tinto Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Corporations Act of Australia, the Banking (Foreign Exchange) Regulations or the Foreign Takeovers Act of 1975 of Australia or other matters or other information, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Rio Tinto Shares, which may but need not be the Australian Registrar) of the Rio Tinto Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, (i) as the Depositary may, in good faith, deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations hereunder or (ii) other than in the case of delivery of any Deposited Securities, as the Company may reasonably require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary or the Custodian, as the case may be, shall, at the request and expense of the Company, provide the Company with copies of information it receives pursuant to this Section 3.01.

        Section 3.02    Liability of Owner for Taxes.

        If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner of such Receipt remaining liable for any deficiency.

        Section 3.03    Warranties on Deposit of Rio Tinto Shares.

        Every person depositing Rio Tinto Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Rio Tinto Shares and any certificate therefor are validly issued and outstanding, non-assessable and free of any pre-emption rights (other than as provided by statute, The Australian Stock Exchange (ASX), other regulatory body or the Constitution of the Company) of the holders of such outstanding Rio Tinto Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Rio Tinto Shares or sale of Receipts representing such Rio Tinto Shares by that person is not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Rio Tinto Shares and issuance of Receipts.

        Section 3.04    Disclosure of Beneficial Ownership.

        To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Owners to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Owner thereof as a holder of Shares and Owners agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Owners of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Owner.

ARTICLE IV.

THE DEPOSITED SECURITIES.

        Section 4.01    Cash Distributions.

        Whenever the Depositary shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert, to the extent not paid in Dollars, such dividend or distribution into Dollars and shall distribute the amount thus received to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent, and any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to

Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in the Commonwealth of Australia all amounts withheld by the Company or its agent and owing to such agency. The Depositary will remit to the appropriate governmental agency in the United States all amounts, if any, withheld and owed to such agency by the Depositary. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. The Depositary shall file, or the Depositary shall cause the Custodian or any nominee of the Depositary or the Custodian to fileany such reports and enter into such arrangements with the taxation authorities of the Commonwealth of Australia as may be necessary to obtain benefits under the applicable Commonwealth of Australia, United States double taxation treaties for the Owners of Receipts.

        Section 4.02    Distributions Other Than Cash or Rio Tinto Shares.

        Whenever the Depositary shall receive any distribution other than cash or Rio Tinto Shares upon any Deposited Securities, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary in good faith and reasonably may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary or the Company in good faith and reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may in good faith and reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

        Section 4.03    Distributions in Rio Tinto Shares.

        If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Rio Tinto Shares, the Depositary shall, unless the Company shall request otherwise, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Rio Tinto Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Rio Tinto Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02. If, at the request of the Company, additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Rio Tinto Shares distributed upon the Deposited Securities represented thereby.

        Section 4.04    Rights.

        In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Rio Tinto Shares or any rights of any other nature, the Depositary shall, unless requested otherwise by the Company, take action as follows:

          (i)    if at the time of the offering of any rights the Depositary and the Company determine that it is lawful and feasible to make such rights available to Owners by means of warrants or otherwise, the Depositary shall distribute warrants or other instruments therefor in such form as it may reasonably determine to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may, after consultation with the Company, in good faith and reasonably deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

          (ii)   if at the time of the offering of any rights the Depositary or the Company determine that it is not lawful or not feasible to make such rights available to Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may, and shall if instructed by the Company, sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may in good faith and reasonably deem proper or as it may be instructed by the Company, and may allocate the net proceeds of such sales for the account of the Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, after deduction of applicable fees as provided in Exhibit B; or

          (iii)  if by the terms of such rights offering, or for any other reason, the Depositary may not either make such rights available to Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

        If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

        Section 4.05    Conversion of Non-United States Currency.

        Whenever the Depositary shall receive non-United States currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the non-United States currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such non-United States currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

        If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may in good faith deem desirable or necessary.

        If at any time the Depositary shall determine that in its reasonable judgment any non-United States currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the non-United States currency (or an appropriate document evidencing the right to receive such non-United States currency) received by the Depositary to, or in its discretion may hold such non-United States currency for the respective accounts of, the Owners entitled to receive the same. If any such conversion of non-United States currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the non-United States currency received by the Depositary to, or hold such balance for the respective accounts of, the Owners entitled thereto.

        Section 4.06    Fixing of Record Date.

        Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, the Depositary shall, after consultation with the Company, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company), for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Rio Tinto Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

        Section 4.07    Voting of Deposited Securities.

        Upon receipt of notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, unless otherwise requested in writing by the Company the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice which shall contain (a) such information as is contained in such notice of meeting and in any related material supplied by the Company to the Depositary, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Constitution of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Rio Tinto Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Rio Tinto Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that the Custodian, and the nominee(s) of the Depositary or the Custodian shall not, vote or attempt to vote or exercise or attempt to exercise any other rights in respect of Deposited Securities, other than in accordance with the prior written instructions of the Owners of Receipts therefor, and shall not vote or attempt to exercise the right to vote or exercise or attempt to exercise any other right attaching to Rio Tinto Shares or other Deposited Securities if no instructions are received with respect to such securities. If practicable, upon the Company's request, the Depositary shall advise the Company of tabulations of any such instructions it has received. At least two (2) days prior to the date of such meeting, the Depositary shall advise the Company in writing of the tabulations of the instructions received from Owners of Receipts.

        Section 4.08    Changes Affecting Deposited Securities.

        Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and the Depositary shall, unless the Company shall request otherwise, execute and deliver additional Receipts as in the case of a dividend on the Rio Tinto Shares, or call for the surrender of outstanding Receipts to be exchanged for new

Receipts specifically describing such new Deposited Securities. In any case where the Company shall otherwise request, American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion.

        Section 4.09    Reports.

        The Depositary shall make available for inspection by Owners at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06.

        Section 4.10    Lists of Receipt Owners.

        Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the Receipt register.

        Section 4.11    Withholding.

        In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

        Section 4.12    Available Information.

        The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and agrees to file all required reports with the Commission.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.

        Section 5.01    Maintenance of Office and Receipt Register by the Depositary.

        Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement. The Depositary shall, or the Depositary shall cause the Custodian to, register as a foreign nominee for the purposes of this Agreement pursuant to Australian Law.

        The Depositary shall keep at its Principal Office a Receipt register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts. The Depositary may close the Receipt register, at any time or from time to time, when deemed expedient in good faith by it in connection with the performance of its duties hereunder with notice of such closure outside of the ordinary course of business to be provided to the Company as soon as practicable. Notwithstanding the closing of the Receipt register, the Company shall continue to have the right to inspect such Receipt register to the extent provided in the preceding paragraph.

        Section 5.02    Prevention or Delay in Performance by the Depositary or the Company.

        Neither the Depositary nor the Company shall incur any liability to any Owner of any Receipt, if by reason of any provision of any present or future law of the United States, the Commonwealth of Australia, or any other country, or of any regulatory body or governmental authority of the United States, the Commonwealth of Australia or any other country, or by reason of any provision, present or future, of the Constitution of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

        Section 5.03    Obligations of the Depositary, the Custodian and the Company.

        The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except that it agrees to use its best judgment and good faith and to act without gross negligence in the performance of its obligations set forth in this Deposit Agreement.

        The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owners (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), other than that it agrees to use its best judgment and good faith and to act without negligence in the performance of such duties as are specifically set forth in this Deposit Agreement.

        Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished by the person or persons on whose behalf such action, suit, or other proceeding is brought or such other persons as the Depositary or the Company may require, as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

        The preceding sentence shall not constitute a defense in any action, suit, or proceeding against the Depositary or the Company, except with respect to any claim by any person or entity (including, but not being limited to, Owners and holders of Receipts) arising out of or relating to the alleged breach of any obligation by the Company or the Depositary to appear in, prosecute, or defend any action, suit, or other proceeding on behalf of any such person or entity.

        Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Rio Tinto Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information.

        The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast, in either case provided that any such action or nonaction is in good faith and is not negligent, or for the effect of any such vote.

        The Depositary shall not be liable for any acts or omissions made by a successor or predecessor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the

Depositary exercised its best judgment and good faith while it acted as Depositary and was not negligent.

        The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

        Notwithstanding anything to the contrary set forth in the Deposit Agreement or the Receipts, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner, Owners or holders, any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators; provided that, to the extent legally permissible, the Depositary shall promptly notify the Company of any such demands or requests and the content of its response.

        Neither the Company nor the Depositary nor any of their respective agents shall be liable to Owners or holders of interests in American Depositary Shares for any indirect, special, punitive or consequential damages.

        No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

        Section 5.04    Resignation and Removal of the Depositary; Appointment of Successor Depositary.

        The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, and subject to Section 6.02 such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        The Depositary may at any time be removed as Depositary under this Deposit Agreement by the Company by written notice, given to the Depositary and subject to Section 6.02, such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        In case at any time the Depositary acting hereunder shall resign or be removed, the Company, unless the Company shall desire the termination of this Deposit Agreement as provided in Section 6.02, shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

        Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

        Section 5.05    The Custodians.

        The Depositary has appointed the Melbourne, Victoria, Australia office of Westpac Banking Corporation as custodian for the purposes of this Deposit Agreement. The Depositary shall cause the Custodian or its successors in acting hereunder to be subject at all times and in all respects to the directions of the Depositary and to be responsible solely to it. The Depositary shall be fully liable to the Company for the acts or omissions of any Custodian only to the same extent as if such acts or omissions were those of the Depositary. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company if practicable, appoint a substitute custodian or custodians in the Commonwealth of Australia, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint, after consultation with the Company if practicable, a substitute or additional custodian or custodians in the Commonwealth of Australia, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

        Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

        Section 5.06    Notices and Reports.

        On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Rio Tinto Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and any Custodian in whose name the Deposited Securities are registered a copy of the notice thereof in the form given or to be given, to holders of Rio Tinto Shares or other Deposited Securities.

        The Company will arrange for the prompt transmittal by the Company to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of Rio Tinto Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners and of any other notices, reports and communications which the Company requests. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

        Section 5.07    Issuance of Additional Rio Tinto Shares, etc.

        The Company agrees that it will take all steps reasonably necessary to ensure that no violation by the Company of the Securities Act of 1933 will result from any issuance of (i) additional Rio Tinto Shares, (ii) rights to subscribe for Rio Tinto Shares, (iii) securities convertible into or exchangeable for Rio Tinto Shares, or (iv) rights to subscribe for any such securities. In the event of such an issuance of additional Rio Tinto Shares, the Company shall give notice, pursuant to this Agreement, to the Depositary of the occurrence of such event; provided, however, that the Company shall only be required to notify the Depositary once every six months with respect to issuances of Rio Tinto Shares pursuant to any employee share option schemes or the exercise of any warrants to subscribe for Rio Tinto Shares during the prior six month period.

        The Company agrees that neither the Company nor any company controlled by the Company will at any time deposit any Rio Tinto Shares, either upon original issuance or upon a sale of Rio Tinto Shares previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such Rio Tinto Shares under the Securities Act of 1933 or unless the offering and sale of such Rio Tinto Shares is exempt from or not subject to the registration provisions of the Securities Act of 1933.

        Section 5.08    Indemnification.

        The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any loss, damage, liability, costs or expenses which may be suffered or incurred by the Depositary or the Custodian as a result of or arising out of (i) any breach by the Company of any of the provisions of this Deposit Agreement or any acts performed or omitted by the Company or any of its agents negligently or in bad faith, or any performance by the Company of duties specifically set forth in this Deposit Agreement not in its best judgment or (ii) any acts performed or omitted by either the Depositary or the Custodian, except for any cost, liability, loss, damage or expense arising out of the negligence or bad faith of either of them, or any performance by the Depositary or the Custodian of duties specifically set forth in this Deposit Agreement not in their respective best judgment.

        The Depositary agrees to indemnify the Company against and hold it harmless from any loss, damage, liability, costs, or expenses which may be suffered or incurred by the Company as a result of or arising out of any breach of the Depositary of any of the provisions of this Deposit Agreement or any acts performed or omitted by the Depositary or any Custodian negligently or in bad faith, or any performance by the Depositary or the Custodian of duties specifically set forth in this Deposit Agreement not in their respective best judgment.

        Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, neither the Company nor the Depositary, nor any of their agents, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Owners) against the Depositary or its agents, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

        Section 5.09    Charges of Depositary.

        The Company agrees to pay the fees and reasonable expenses of the Depositary referred to or provided in Part II of Exhibit B hereto, which is hereby incorporated herein. Any other charges of the Depositary payable by the Company will be paid after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges. Any charges payable by the Company may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary shall present its statement for such charges and expenses payable by the Company once every three months. No fees shall be payable by the Owners or holders of Receipts except as expressly provided for in this Deposit Agreement or as may be agreed in writing by the Company prior to implementation of any such fees. The charges and expenses of the Custodian are for the sole account of the Depositary.

        Section 5.10    Retention of Depositary Documents.

        After notice to the Company, the Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

        Section 5.11    Exclusivity.

        The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as JPMorgan Chase Bank, N.A. is acting as Depositary hereunder.

ARTICLE VI.

AMENDMENT AND TERMINATION.

        Section 6.01    Amendment.

        The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

        Section 6.02    Termination.

        The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Owners which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for any obligations to the Depositary under Sections 5.08 and 5.09 hereof. The liability of the Depositary under Section 5.08 shall survive the termination of this Deposit Agreement with respect to any cause of action which may arise or which is based upon actions taken or omitted to be taken while the Depositary is acting as depositary under this Deposit Agreement, including, without limitation, actions taken or omitted to be taken under this Section 6.02.

ARTICLE VII.

MISCELLANEOUS.

        Section 7.01    Counterparts.

        This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

        Section 7.02    No Third Party Beneficiaries.

        This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

        Section 7.03    Severability.

        In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

        Section 7.04    Holders and Owners as Parties; Binding Effect.

        The holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

        Section 7.05    Notices.

        Any notices under this Deposit Agreement shall be in writing and signed by or on behalf of the party giving it. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Secretary, Rio Tinto Limited, Level 33, 55 Collins Street, Melbourne, Victoria 3000, Commonwealth of Australia, or any other place to which the Company may have transferred its principal office.

        Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter addressed to ADR Department, JPMorgan Chase Bank, N.A., 4 New York Plaza, 13th Floor, New York, New York 10004, or any other place to which the Depositary may have transferred its Principal Office.

        Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

        Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

        Section 7.06    Governing Law.

        This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

        Section 7.07    Compliance with U.S. Securities Laws.

        Notwithstanding any provision of this Deposit Agreement, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

        Section 7.08    Amendment and Restatement of Old Deposit Agreement.

        The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of Receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of registered owners of Old Receipts, such portion shall not become effective as to such registered owners until one month after such owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such registered owners of notice of such amendment and restatement which notice contains a provision whereby such owners can receive a copy of the form of Receipt.

        IN WITNESS WHEREOF, RIO TINTO LIMITED and JPMORGAN CHASE BANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

RIO TINTO LIMITED
By:
Name:
Title:
JPMORGAN CHASE BANK, N.A.
By:
Name:
Title:	Vice President

Exhibit A to Deposit Agreement

No.	AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents four Deposited Securities)

JPMORGAN CHASE BANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR SHARES OF
RIO TINTO LIMITED
(INCORPORATED UNDER THE LAWS OF VICTORIA, AUSTRALIA)

        JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary (hereinafter called the "Depositary"), hereby certifies that                        , or registered assigns IS THE OWNER OF                        American Depositary Shares representing deposited Shares (herein called "Rio Tinto Shares") of Rio Tinto Limited, incorporated under the laws of Victoria, Australia (herein called the "Company"). At the date hereof, each American Depositary Share represents four Rio Tinto Shares deposited under the deposit agreement with the Custodian appointed thereunder (herein called the "Custodian").

THE DEPOSITARY'S PRINCIPAL OFFICE IS:
4 NEW YORK PLAZA, NEW YORK, N.Y. 10004

        1.    THE DEPOSIT AGREEMENT.

        This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of June , 2005 (as hereinafter amended from time to time, herein called the "Deposit Agreement") by and among the Company, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Rio Tinto Shares deposited thereunder and any and all other Securities, property and cash from time to time received in respect of such Rio Tinto Shares and held thereunder (such Rio Tinto Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Principal Office in New York City and at the office of the Custodian.

        The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

        2.    SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

        Upon surrender at the Principal Office of the Depositary of a Receipt in certificated form or proper instructions and documentation, in the case of a Direct Registration Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Owner hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Rio Tinto Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Owner hereof.

        3.    TRANSFER, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

        The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in Exhibit B to the Deposit Agreement, or as agreed by the Company, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

        The delivery of Receipts against deposits of Rio Tinto Shares generally or against deposits of particular Rio Tinto Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the transfer or surrender of outstanding Receipts generally may be suspended, during any period when the Receipt register is closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Rio Tinto Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Rio Tinto Shares.

        4.    LIABILITY OF OWNER FOR TAXES.

        If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner hereof remaining liable for any deficiency.

        5.    WARRANTIES OF DEPOSITORS.

        Every person depositing Rio Tinto Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Rio Tinto Shares and any certificate therefor are validly issued, non-assessable, and free of any pre-emption rights (other than as provided by statute, The Australian Stock Exchange (ASX), any other regulatory body or the Constitution of the Company) of the holders of outstanding Rio Tinto Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Rio Tinto Shares deposited by that person are not restricted securities. Such representations and warranties shall survive the deposit of Rio Tinto Shares and issuance of Receipts.

        6.    FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

        Any person presenting Rio Tinto Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of the number of Rio Tinto

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Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Corporations Act of Australia, the Banking (Foreign Exchange) Regulations or the Foreign Takeovers Act of 1975 of Australia or other matters or other information, or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Rio Tinto Shares, which may, but need not be the Australian Registrar) of the Rio Tinto Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, (i) as the Depositary may, in good faith, deem necessary or proper to comply with applicable laws or regulations or to enable the Depositary to perform its obligations under the Deposit Agreement or (ii) other than in the case of the delivery of any Deposited Securities, as the Company may reasonably require by written notice to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed. The Depositary or the Custodian, as the case may be, shall, at the request and expense of the Company, provide the Company with copies of information it receives pursuant to this Article 6.

        7.    DISCLOSURE OF BENEFICIAL OWNERSHIP.

        To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Owners to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Owner thereof as a holder of Shares and, by being an Owner of a Receipt, each Owner agrees to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Owners of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Owner.

        8.    CHARGES OF DEPOSITARY.

        The Depositary shall charge any party to whom Receipts are issued pursuant to Section 2.03 of the Deposit Agreement, (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities) or who surrenders American Depositary Shares pursuant to Section 2.05 of the Deposit Agreement a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of American Depositary Shares. In addition, the Depositary shall charge the Owners and holders of Receipts a fee for, and deduct such fee from, the distribution of proceeds pursuant to Section 4.04 of the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of Rio Tinto Shares received in exercise of rights distributed to them pursuant to Section 4.04 of the Deposit Agreement, but which rights are instead sold by the Depositary, and the net proceeds distributed. The Company will pay the other fees of the Depositary and those of any Registrar, co-transfer agent, co-registrar, and any other agent of the Depositary (except the Custodian) and as agreed between the Company and the Depositary pursuant to written agreements entered into between the Depositary and the Company from time to time under the Deposit Agreement. In addition to the above, Owners and holders of Receipts shall pay or be liable for (i) taxes and other governmental charges, (ii) such registration fees as may from time to time be in effect for the registration of transfers of Rio Tinto Shares generally on the share register of the Company (or the appointed agent of the Company for the transfer and registration of Rio Tinto Shares which need not be the Australian Registrar) and accordingly applicable to transfers of Rio Tinto Shares to the name of

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the Depositary or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (iii) such cable, telex, and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Rio Tinto Shares or Owners of Receipts, and (iv) such expenses as are incurred in the conversion of foreign currency by the Depositary pursuant to Section 4.05 of the Deposit Agreement.

        9.    PRE-RELEASE OF RECEIPTS.

        The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Rio Tinto Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

        Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of shares pursuant to Section 2.02 ("Pre-Release"). The Depositary may, pursuant to Section 2.05, deliver Rio Tinto Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Rio Tinto Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Rio Tinto Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Rio Tinto Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Rio Tinto Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Rio Tinto Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Rio Tinto Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Rio Tinto Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

        The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

        10.    TITLE TO RECEIPTS.

        It is a condition of this Receipt, and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice

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to the contrary, may treat the person in whose name this Receipt is registered in the Receipt register as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

        11.    VALIDITY OF RECEIPT.

        This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a registrar shall have been appointed to register Receipts or transfers of Receipts, by the manual signature of a duly authorized officer of such registrar.

        12.    REPORTS; INSPECTION OF TRANSFER BOOKS.

        The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission. Such reports and communications may be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The Depositary will make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.

        The Depositary will keep at its Principal Office a Receipt register for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

        13.    DIVIDENDS AND DISTRIBUTIONS.

        Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a non-United States currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

        Whenever the Depositary receives any distribution other than cash or Rio Tinto Shares upon any Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary in good faith may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary or the Company in good faith and reasonably deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may in good faith and reasonably deem equitable and practicable for the purpose of effecting such distribution, including the sale, at public or

5

private sale, of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

        If any distribution consists of a dividend in, or free distribution of, Rio Tinto Shares, the Depositary shall, unless the Company shall request otherwise, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts for an aggregate number of American Depositary Shares representing the amount of Rio Tinto Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Rio Tinto Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. If, at the request of the Company, additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Rio Tinto Shares distributed upon the Deposited Securities represented thereby.

        In the event that the Depositary determines that any distribution in property (including Rio Tinto Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Rio Tinto Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, at public or private sale, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners of Receipts entitled thereto.

        14.    RIGHTS.

        In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Rio Tinto Shares or any rights of any other nature, the Depositary shall, unless requested otherwise by the Company, take action as follows:

          (i)    if at the time of the offering of any rights the Depositary and the Company determine that it is lawful and feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, the Depositary will distribute warrants or other instruments therefor in such form as it may reasonably determine to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities, or employ such other method as it may, after consultation with the Company, in good faith and reasonably deem feasible in order to facilitate the exercise, sale or transfer of rights by such Owners; or

          (ii)   if at the time of the offering of any rights the Depositary or the Company determine that it is not lawful or not feasible to make such rights available to Owners of Receipts by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments, are not exercised and appear to be about to lapse, the Depositary in its discretion may, and shall if instructed by the Company, sell such rights or such warrants, or other instruments at public or private sale, at such place or places and upon such terms as it may in good faith and reasonably deem proper or as it may be instructed by the Company, and may allocate the net proceeds of such sales for the account of the Owners of Receipts otherwise entitled to such rights, warrants, or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Owners because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, after deduction of applicable fees as provided in the Deposit Agreement; or

          (iii)  if by the terms of such rights offering, or for any other reason, the Depositary may not either make such rights available to Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

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        If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Owners of Receipts and sell the securities represented by such rights, the Depositary will not offer such rights to the Owners of Receipts unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act.

        15.    RECORD DATES.

        Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, the Depositary, after consultation with the Company, shall fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Owners of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

        16.    VOTING OF DEPOSITED SECURITIES.

        Upon receipt of notice of any meeting of holders of Rio Tinto Shares or other Deposited Securities, unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and in any related material supplied by the Company to the Depositary, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Constitution of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Rio Tinto Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not, and the Depositary shall ensure that the Custodian and the nominee(s) of the Depositary or the Custodian shall not, vote or attempt to vote or exercise or attempt to exercise any other rights in respect of Deposited Securities, other than in accordance with prior written instructions of the Owners of Receipts therefor, and shall not vote or attempt to exercise the right to vote or exercise or attempt to exercise any other right attaching to Rio Tinto Shares or other Deposited Securities, if no instructions are received with respect to such securities.

        17.    CHANGES AFFECTING DEPOSITED SECURITIES.

        Upon any change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the Depositary shall, unless the Company shall request otherwise, execute and deliver additional Receipts as in the case of a dividend on the Rio unto Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. In any case where the Company shall otherwise request, American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion.

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        18.    LIABILITY OF THE COMPANY AND DEPOSITARY.

        Neither the Depositary nor the Company shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law of the United States, the Commonwealth of Australia, or any other country, or of any regulatory body or governmental authority of the United States, the Commonwealth of Australia, or by reason of any provision, present or future, of the Constitution of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or holders of Receipts, except that they agree to use their best judgment and good faith and to act without gross negligence in the performance of their obligations set forth in the Deposit Agreement. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished by the person or persons on whose behalf such action, suit or other proceeding is brought, or such other persons as the Depositary or the Company may require, as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. The preceding sentence shall not constitute a defense in any action, suit, or proceeding against the Depositary or the Company, except with respect to any claim by any person or entity (including, but not being limited to, Owners and holders of Receipts) arising out of or relating to the alleged breach of any obligation by the Company or the Depositary to appear in, prosecute, or defend any action, suit, or other proceeding on behalf of any such person or entity. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Rio Tinto Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast, in either case provided that any such action or nonaction is in good faith and is not negligent, or the effect of any such vote. The Depositary shall not be liable for any acts or omissions made by a successor or predecessor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary and was not negligent. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from, any loss, damage, liability, costs or expenses which may be suffered or incurred by the Depositary or the Custodian as a result of or arising out of any breach by the Company of any of the provisions of the Deposit Agreement or any acts performed or omitted by the Company or any of its agents negligently or in bad faith, or any performance by the Company of duties specifically set forth in the Deposit Agreement not in its best judgment.

        The Depositary agrees to indemnify the Company against and hold it harmless from any loss, damage, liability, costs, or expenses which may be suffered or incurred by the Company as a result of or arising out of any breach of the Depositary of any of the provisions of the Deposit Agreement or any acts performed or omitted by the Depositary or any Custodian negligently or in bad faith, or any

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performance by the Depositary or the Custodian of duties specifically set forth in the Deposit Agreement not in their respective best judgment.

        The Company agrees to indemnify the Depositary and any Custodian against, and hold each of them harmless from any loss, damage, liability, costs, or expenses which may be suffered or incurred by the Depositary or the Custodian as a result of or arising out of any acts performed or omitted by either the Depositary or the Custodian, except for any loss, damage, liability, cost or expense arising out of the negligence or bad faith or either of them, or any performance by the Depositary or the Custodian of duties specifically set forth in the Deposit Agreement not in their respective best judgment.

        Notwithstanding anything to the contrary set forth in the Deposit Agreement or the Receipts, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner, Owners or holders, any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators; provided that, to the extent legally permissible, the Depositary shall promptly notify the Company of any such demands or requests and the content of its response.

        Neither the Company nor the Depositary nor any of their respective agents shall be liable to Owners or holders of interests in American Depositary Shares for any indirect, special, punitive or consequential damages.

        19.    RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

        The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, and subject to Article 21 hereof, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed as Depositary under the Deposit Agreement by the Company by written notice given to the Depositary and subject to Article 21 hereof, such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint, after consultation with the Company if practicable, a substitute or additional custodian or custodians in the Commonwealth of Australia.

        20.    AMENDMENT.

        The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

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        21.    TERMINATION OF DEPOSIT AGREEMENT.

        The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses. The liability of the Depositary with respect to indemnification under the Deposit Agreement shall survive the termination of the Deposit Agreement with respect to any cause of action which may arise or which is based upon actions taken or omitted to be taken while the Depositary is acting as depositary under the Deposit Agreement, including, without limitation, actions taken or omitted to be taken under this Article 21.

        22.    COMPLIANCE WITH U.S. SECURITIES LAWS.

        Notwithstanding any provision of the Deposit Agreement or this Receipt, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

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EXHIBIT B

CHARGES OF THE DEPOSITARY

The charges of the Depositary, subject to Sections 5.09 and 6.01 of the Deposit Agreement, are as follows:

I.
Payable By holders and/or Owners of Receipts:

	Service	Rate	By Whom Paid
(1)	Execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement (including execution and deliveries of Receipts pursuant to a stock dividend or stock split or an exchange of stock regarding Receipts or Deposited Securities)	$5.00 or less per 100 American Depositary Shares or portion thereof	Person to whom Receipts are issued
(2)	Withdrawal of Deposited Securities against surrender of Receipts (including, without limitation, Direct Registration Receipts, pursuant to Section 2.05 of the Deposit Agreement).	$5.00 or less per 100 American Depositary Shares or portion thereof	Person surrendering Receipt
(3)	Cash distributions made pursuant to Section 4.04 of the Deposit Agreement
		Deduction from distributions of proceeds pursuant to Section 4.04 of the Deposit Agreement in an amount equal to the fee for the issuance of American Depositary Shares which would have been charged as a result of the deposit by Owner of Rio Tinto Shares received in exercise of rights distributed to them pursuant to Section 4.04 of the Deposit Agreement, but which rights are instead sold by the Depositary, and the net proceeds distributed	Holders and Owners of Receipts
II.
Payable by Company:

The Company will pay the fees of the Depositary and those of any registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian) and as agreed between the Company and the Depositary pursuant to written agreements entered into between the Depositary and the Company from time to time.

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TABLE OF CONTENTS
AMENDED AND RESTATED DEPOSIT AGREEMENT
WITNESSETH
ARTICLE I. DEFINITIONS
ARTICLE II. FORM OF RECEIPTS, DEPOSIT OF RIO TINTO SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.
ARTICLE III. CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.
ARTICLE IV. THE DEPOSITED SECURITIES.
ARTICLE V. THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY.
ARTICLE VI. AMENDMENT AND TERMINATION.
ARTICLE VII. MISCELLANEOUS.
CHARGES OF THE DEPOSITARY